Q3 FY22 Earnings Release	Page 1 of 4

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5 Reports 4% Revenue Growth in its Fiscal Third Quarter, Including 38% Software Revenue Growth

SEATTLE, WA - July 25, 2022 - F5, Inc. (NASDAQ: FFIV) today announced financial results for its fiscal third quarter ended June 30, 2022.
“Customers depend on F5 to secure and deliver extraordinary digital experiences that drive their businesses and fuel their brands,” said François Locoh-Donou, F5’s President and CEO. “Demand for security across all customer verticals fueled sales in our third quarter resulting in 4% total revenue growth despite ongoing semiconductor shortages.”
Third Quarter Performance Summary
Third quarter fiscal year 2022 revenue grew 4% from the year-ago period, to $674 million, up from $652 million in fiscal year 2021. Product revenue grew 5% from the year-ago period including 38% software revenue growth. Systems revenue declined 18% from the year-ago period as a result of ongoing semiconductor shortages. Global services revenue grew 2% from the year-ago period.
GAAP net income for the third quarter of fiscal year 2022 was $83 million, or $1.37 per diluted share compared to third quarter fiscal year 2021 GAAP net income of $90 million, or $1.46 per diluted share.
Non-GAAP net income for the third quarter of fiscal year 2022 was $155 million, or $2.57 per diluted share, compared to $169 million, or $2.76 per diluted share, in the third quarter of fiscal year 2021.
A reconciliation of net income on a GAAP to non-GAAP basis is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
“We saw strong demand in our third quarter, and we have a strong fourth quarter pipeline. At the same time, we are cognizant of the broader, more cautious environment we are operating in,” said Locoh-Donou. “With our intense business transformation efforts over the last five years, we have built a stronger and more resilient F5, as evidenced by our 72 percent revenue from recurring sources in the quarter. As a result, we have increased confidence in our ability to deliver sustained revenue and earnings growth.”
For the fourth quarter of fiscal year 2022, F5 expects to deliver revenue in the range of $680 million to $700 million, with non-GAAP earnings in the range of $2.45 to $2.57 per diluted share.
All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP

Q3 FY22 Earnings Release	Page 2 of 4
exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
$1 Billion Authorized for Share Repurchases
F5 also announced today that its Board of Directors has authorized an additional $1 billion for its common stock repurchase program. This new authorization is incremental to the $272 million remaining in the existing program.
Live Webcast and Conference Call
F5 will host a live webcast and conference call to review its financial results and outlook today, July 25, 2022, at 4:30 pm ET. The live webcast can be accessed from the investor relations portion of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial +1 (888) 396-8049. Outside the U.S. and Canada, dial +1 (416) 764-8646. Please call at least 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5’s business, future financial performance including revenue, revenue growth and earnings growth; demand for application security and delivery services, and software products; expectations regarding availability of future supply, future customer demand, markets, and the benefits of products; and other statements that are not historical facts are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; potential disruptions to F5’s business and distraction of management as F5 integrates acquired businesses, teams, and technologies; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell acquired businesses’ product and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; continued disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the

Q3 FY22 Earnings Release	Page 3 of 4
Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets, acquisition-related charges, net of taxes, restructuring charges, facility-exit costs, significant litigation and other contingencies and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Acquisition-related write-downs of assumed deferred revenue. Included in its GAAP financial statements, F5 records acquisition-related write-downs of assumed deferred revenue to fair value, which results in lower recognized revenue over the term of the contract. F5 includes revenue associated with acquisition-related write-downs of assumed deferred revenue in its non-GAAP financial measures as management believes it provides a more accurate depiction of revenue arising from our strategic acquisitions.
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives, and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations, therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred charges in connection with the exit of facilities as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Impairment charges. In fiscal year 2021, F5 recorded impairment charges related to the permanent exit of certain floors at its Seattle headquarters. These charges are not representative of ongoing costs to the business and are not

Q3 FY22 Earnings Release	Page 4 of 4
expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 (NASDAQ: FFIV) is a multi-cloud application security and delivery company that enables our customers—which include the world’s largest enterprises, financial institutions, service providers, and governments—to bring extraordinary digital experiences to life. For more information, go to f5.com. You can also follow @F5 on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.
F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
Source: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	September 30,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$541,883	$580,977
Short-term investments	196,458	329,630
Accounts receivable, net of allowances of $5,879 and $3,696	455,762	340,536
Inventories	43,787	22,055
Other current assets	451,035	337,902
Total current assets	1,688,925	1,611,100
Property and equipment, net	172,060	191,164
Operating lease right-of-use assets	217,313	244,934
Long-term investments	19,112	132,778
Deferred tax assets	171,533	128,193
Goodwill	2,259,951	2,216,553
Other assets, net	492,395	472,558
Total assets	$5,021,289	$4,997,280
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$73,420	$62,096
Accrued liabilities	291,605	341,487
Deferred revenue	1,049,084	968,669
Current portion of long-term debt	354,591	19,275
Total current liabilities	1,768,700	1,391,527
Deferred tax liabilities	2,794	2,414
Deferred revenue, long-term	588,221	521,173
Operating lease liabilities, long-term	265,043	296,945
Long-term debt	—	349,772
Other long-term liabilities	73,546	75,236
Total long-term liabilities	929,604	1,245,540
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 59,556 and 60,652 shares issued and outstanding	32,851	192,458
Accumulated other comprehensive loss	(24,626)	(20,073)
Retained earnings	2,314,760	2,187,828
Total shareholders’ equity	2,322,985	2,360,213
Total liabilities and shareholders’ equity	$5,021,289	$4,997,280

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net revenues
Products (1)	$326,482	$309,929	$967,149	$907,163
Services	348,006	341,586	1,028,663	1,014,256
Total	674,488	651,515	1,995,812	1,921,419
Cost of net revenues (2)(3)(4)(5)(6)
Products	73,558	68,974	226,454	209,301
Services	57,175	51,930	165,711	155,167
Total	130,733	120,904	392,165	364,468
Gross profit	543,755	530,611	1,603,647	1,556,951
Operating expenses (2)(3)(4)(5)(6)
Sales and marketing	226,731	237,375	689,592	696,829
Research and development	138,737	133,283	404,846	387,927
General and administrative	70,823	63,541	205,038	204,534
Restructuring charges	—	—	7,909	—
Total	436,291	434,199	1,307,385	1,289,290
Income from operations	107,464	96,412	296,262	267,661
Other expense, net	(6,221)	(2,163)	(10,586)	(4,223)
Income before income taxes	101,243	94,249	285,676	263,438
Provision for income taxes	18,224	4,645	52,862	42,915
Net income	$83,019	$89,604	$232,814	$220,523

Net income per share — basic	$1.38	$1.49	$3.85	$3.63
Weighted average shares — basic	59,965	60,186	60,450	60,768

Net income per share — diluted	$1.37	$1.46	$3.80	$3.55
Weighted average shares — diluted	60,460	61,351	61,345	62,064

Non-GAAP Financial Measures
Net income as reported	$83,019	$89,604	$232,814	$220,523
Acquisition-related write-downs of assumed deferred revenue	—	—	—	1,283
Stock-based compensation expense	61,875	61,468	189,761	182,757
Amortization and impairment of purchased intangible assets	12,701	12,931	44,988	35,843
Facility-exit costs	1,750	4,472	8,010	10,873
Acquisition-related charges	10,224	23,584	40,081	69,227
Impairment charges	—	—	—	33,825
Restructuring charges	—	—	7,909	—
Tax effects related to above items	(14,427)	(22,943)	(58,587)	(68,604)
Net income excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges and restructuring charges (non-GAAP) - diluted	$155,142	$169,116	$464,976	$485,727

Net income per share excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges and restructuring charges (non-GAAP) - diluted	$2.57	$2.76	$7.58	$7.83

Weighted average shares - diluted	60,460	61,351	61,345	62,064

(1) GAAP net product revenues	$326,482	$309,929	$967,149	$907,163
Acquisition-related write-downs of assumed deferred revenue	—	—	—	1,283
Non-GAAP net product revenues	326,482	309,929	967,149	908,446
GAAP net service revenues	348,006	341,586	1,028,663	1,014,256
Acquisition-related write-downs of assumed deferred revenue	—	—	—	—
Non-GAAP net service revenues	348,006	341,586	1,028,663	1,014,256
Total non-GAAP net revenues	$674,488	$651,515	$1,995,812	$1,922,702

(2) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,203	$7,209	$22,089	$21,903
Sales and marketing	25,572	26,399	79,938	78,682
Research and development	17,502	17,342	54,318	50,046
General and administrative	11,598	10,518	33,416	32,126
	$61,875	$61,468	$189,761	$182,757

(3) Includes amortization and impairment of purchased intangible assets as follows:
Cost of net revenues	$9,960	$9,507	$29,878	$25,688
Sales and marketing	2,389	2,849	13,780	8,430
General and administrative	352	575	1,330	1,725
	$12,701	$12,931	$44,988	$35,843

(4) Includes facility-exit costs as follows:
Cost of net revenues	$62	$770	$1,155	$1,926
Sales and marketing	546	1,188	2,183	3,051
Research and development	627	1,474	2,755	3,352
General and administrative	515	1,040	1,917	2,544
	$1,750	$4,472	$8,010	$10,873

(5) Includes acquisition-related charges as follows:
Cost of net revenues	$96	$—	$291	$2,522
Sales and marketing	2,493	8,525	12,266	23,213
Research and development	5,479	11,681	17,170	25,120
General and administrative	2,156	3,378	10,354	18,372
	$10,224	$23,584	$40,081	$69,227

(6) Includes impairment charges as follows:
Cost of net revenues	$—	$—	$—	$4,388
Sales and marketing	—	—	—	10,256
Research and development	—	—	—	9,845
General and administrative	—	—	—	9,336
	$—	$—	$—	$33,825

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended
	June 30,
	2022	2021
Operating activities
Net income	$232,814	$220,523
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	189,761	182,757
Depreciation and amortization	88,398	84,985
Non-cash operating lease costs	29,071	28,937
Deferred income taxes	(28,956)	(78,092)
Impairment of assets	6,175	40,698
Other	585	604
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	(116,137)	(88,685)
Inventories	(21,732)	5,249
Other current assets	(106,070)	(32,670)
Other assets	(50,400)	(58,565)
Accounts payable and accrued liabilities	(33,398)	13,586
Deferred revenue	136,872	167,199
Lease liabilities	(38,707)	(38,383)
Net cash provided by operating activities	288,276	448,143
Investing activities
Purchases of investments	(58,514)	(255,259)
Maturities of investments	178,372	164,900
Sales of investments	120,564	271,521
Acquisition of businesses, net of cash acquired	(67,911)	(411,319)
Purchases of property and equipment	(25,117)	(23,534)
Net cash provided by (used in) investing activities	147,394	(253,691)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	63,681	64,698
Repurchase of common stock	(500,023)	(500,000)
Payments on term debt agreement	(15,000)	(15,000)
Taxes paid related to net share settlement of equity awards	(18,907)	(10,920)
Net cash used in financing activities	(470,249)	(461,222)
Net decrease in cash, cash equivalents and restricted cash	(34,579)	(266,770)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,633)	1,107
Cash, cash equivalents and restricted cash, beginning of period	584,333	852,826
Cash, cash equivalents and restricted cash, end of period	$546,121	$587,163
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$44,115	$46,178
Cash paid for interest on long-term debt	4,287	4,003
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$614	$11,622